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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of Metro Networks, Inc. of our report dated February 28, 1997, relating to the consolidated balance sheets of Metro Networks, Inc. and Subsidiaries and its Predecessors as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity/partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Metro Networks, Inc.


                                                           KPMG PEAT MARWICK LLP

Houston, Texas
July 29, 1997